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                                                                      Exhibit 23
                                                                      ----------



                        Consent of Independent Auditors
                        -------------------------------



The Plan Committee
TCI Satellite Entertainment, Inc.
 Employee Stock Purchase Plan:


We consent to incorporation by reference in the registration statement (No. 333-18165) on Form S-8 of TCI Satellite Entertainment, Inc. Employee Stock Purchase Plan of our report dated June 12, 1998, relating to the statement of net assets available for participant benefits of TCI Satellite Entertainment, Inc. Employee Stock Purchase Plan as of December 31, 1997, and the related statement of changes in net assets available for participant benefits for the year ended December 31, 1997 and related schedules, which report appears in the December 31, 1997 Annual Report on Form 11-K of TCI Satellite Entertainment, Inc. Employee Stock Purchase Plan.



                                    KPMG Peat Marwick LLP



Denver, Colorado
June 26, 1998